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                                                                   EXHIBIT 10.17

                            STOCK OPTION AGREEMENT
                            ----------------------



     This STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of January 13, 1997, by and between GeoCities, a California corporation, and CMG@VENTURES (the "Optionee").

                              W I T N E S S T H:
                              - - - - - - - - -

     WHEREAS, the Optionee is currently the sole holder of GeoCities' Series A Preferred Stock and Series B Preferred Stock and, concurrently with the execution of this Agreement, is purchasing shares of GeoCities' Series D Preferred Stock; and

     WHEREAS, in connection with the Optionee's purchase of its Series D Preferred Stock, GeoCities desires to grant to the Optionee an option which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, to purchase shares of the common stock of GeoCities ("Common Stock");

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. GeoCities hereby grants to the Optionee the option to purchase 250,000 shares of Common Stock at a price per share of $3.54 upon the terms and subject to the conditions set forth herein.

     2. The Optionee shall have right to exercise this option in whole or in part and at any time and from time to time commencing with the execution and delivery of this Agreement and continuing until January 13, 2004, at which time the entire unexercised portion of this option shall expire.

     3. This option shall be nontransferable by the Optionee, other than by operation of law.

     4. Subject to any required action of GeoCities' stockholders, the existence of outstanding options hereunder shall not affect GeoCities' right or power to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in its capital structure or business; to approve any merger or consolidation, issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock; to elect its dissolution or liquidation or that of any of its subsidiaries; to sell or transfer any of its business; or to do any other corporate at whether similar to the events described above or otherwise. If the number of outstanding shares of Common Stock is increased or decreased or changed into or exchanged for a different number or kind of securities, whether of GeoCities or any other corporation, by reason of recapitalization, reclassification, stock split, combination of shares, stock dividends or other similar event, the number and kind of securities as to which outstanding options may be

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exercised, and the option price at which outstanding options may be exercised may be adjusted by the Board of Directors, whose determination shall be binding and final.

     5.    This option may be exercised in accordance with the terms hereof by:
(a) giving written notice of such exercise to GeoCities, specifying the number of whole shares to be purchased and accompanied by full payment of the purchase price thereof; either in cash, by check, or by delivery to GeoCities of shares of Common Stock already owned by the Optionee (duly endorsed in favor of GeoCities or accompanied by a duly endorsed stock power) together with the amount of any income tax GeoCities is required by law to withhold by reason of such exercise, and (b) giving satisfactory assurances in writing, if requested by GeoCities, signed by the person exercising this option, that the shares to be purchased upon such exercise are being purchased for investment and not with the view to distribution thereof. Any Common Stock which the Optionee acquires by its exercise of this option shall be subject to the rights and restrictions set forth in that certain Amended and Restated Rights Agreement, dated as of the date hereof: among the Optionee, GeoCities and certain other shareholders named therein.

     6. Unless the shares to be issued are at the time of issuance registered under the Securities Act of 1933, as amended, this option is granted on the condition that the purchase of stock hereunder shall be for investment purposes and not with the view to resale or distribution.

     7. Neither the Optionee nor any person claiming under or through it shall be, or have any of the rights or privileges of; a stockholder of GeoCities with respect to any of the shares issuable upon the exercise of this option, unless and until certificates representing such shares shall have been issued and delivered to it.

     8. Any notice to be given to GeoCities under the terms of this Agreement shall be addressed to GeoCities, in care of its President, at 1918 Main Street, Santa Monica, California 90405, or to such other address as GeoCities may hereafter designate in writing. Any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath its signature hereto, or at any other address as the Optionee may hereafter designate in writing. Any such notice shall be deemed to have been duly given if and when personally delivered, or if mailed, two (2) business days following its being deposited in the United States mails in a properly sealed envelope, addressed as aforesaid, registered or certified, postage prepaid.

     9. Except as otherwise provided herein, this option and the rights and privileges conferred by this Agreement may not be transferred, assigned, pledged or hypothecated by the Optionee in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this option, or of any right or privilege conferred hereby, contrary to the provisions hereof; or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, this option and the rights and privileges conferred upon the Optionee in this Agreement shall immediately become null and void.

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    10.  Subject to the limitations on transferability contained herein, this
Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.

                                        GEOCITIES

                                        By: /s/ David C. Bohnett
                                            -----------------------
                                            David C. Bohnett, President



ACCEPTED:

CMG@VENTURES


By: /s/ Peter Mills
    ---------------
Name:  Peter Mills
Title: Managing Director
CMG@Ventures
2420 Sand Hill Road, Suite 101
Menlo Park,  CA  94205
[Address]





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